EXHIBIT 99.2
[Spartech Corporation Letterhead]
December 20, 2007
Mr. Myles S. Odaniell
33 Chestnut Woods Road
Reading, CT 06896
Dear Myles,
     On behalf of the Board of Directors of Spartech Corporation I am delighted to offer you the position of President and Chief Executive Officer on the following terms.

Position:	President and Chief Executive Officer, reporting to the Board of Directors, and a member of the Board of Directors.

Base Salary:	$650,000

Target Bonus:	80% of base as target, of which 56% of base will be paid out based on achievement of financial metrics based on the 2008 operating plan (bonus matrix attached)[not included] and 24% of base will be paid based on the Board of Directors’ determination of the leadership and support with respect to the Company’s Oracle implementation.

Target Total Cash:	$1,170,000

Initial Equity Grant:	$250,000 Restricted Stock (4 year vesting) to be granted on employment start date; priced at NYSE closing price on grant date

Long Term Incentive Grant:	$1,250,000 to be granted on employment start date on Spartech’s standard award forms, as follows:

$500,000 in Stock Settled Appreciation Rights (SSARs) (4 year vesting); priced at Black-Scholes value on grant date

$375,000 in Restricted Stock (4 year vesting), priced at NYSE closing price on grant date

$375,000 in Performance Shares (3 year performance period); priced at independently appraised value on grant date

It is expected that you will embrace the Executive Stock Ownership Guidelines adopted by the Board of Directors at the December board meeting (attached).

Deferred Compensation:	$30,000 annually, per terms and conditions of Spartech Corporation Nonqualified Deferred Compensation Plan

Benefits:	Health and dental insurance; company-paid life insurance of $500,000; company-paid short term disability; 401(k).

Vacation:	Four weeks vacation

Relocation Expenses:	Any actual costs of moving (including a real estate commission up to 6% of the selling price on existing house; all closing costs on the purchase of a new house, and loan origination fees up to 0.5%) will be reimbursed and grossed up to cover federal, state and Medicare taxes. The Company will also reimburse you for up to six round trip flights for your wife and son between New York and St. Louis to assist with house hunting and relocation needs.

Temporary Housing:	It is expected that you will create a residence in St. Louis within six months of your employment. Accordingly, the Company will provide reimbursement to you for either a hotel room or a furnished apartment for up to six months to assist in this relocation. If it is determined that this reimbursement is considered income, the Company will gross up the payments in a manner similar to the relocation expenses.

Commuting Expenses:	The Company will also reimburse you for reasonable commuting expenses between New York and St. Louis for up to six months.

Severance:	A severance and non-competition agreement must be signed as a condition of employment. Under this agreement, termination without cause will result in:

Salary continuation for 24 months

Payment of two times the average annual bonus awarded for three fiscal years ended prior to termination

Change in Control:	Under the severance and non-competition agreement, termination within 24 months after a change in control will result in:

Salary continuation for 30 months

Payment of two and a half times the average annual bonus awarded for three fiscal years ended prior to termination

Also, a change in control will result in forward vesting of all SSARs and restricted stock and immediate payout of performance shares

Indemnification:	You will be covered under Spartech’s D&O insurance policy, and will also have an individual indemnification contract on the same terms as our other executive officers and directors

Other:	Prior to employment, it is required that all new employees be scheduled for a physical examination and drug screening. This offer of employment is contingent on the results of the evaluations.

Acceptance and Start Date:	Start date expected to be January 3, 2008
     If the above terms are satisfactory to you, please indicate your agreement by signing and returning the enclosed copy of this letter; a FedEx envelope is provided for you to use.
     Myles, welcome. The entire board is looking forward to working with you to enhance the profitability and long-term sustainable growth of Spartech.
     Best and warm wishes to you and your family.

Sincerely,

Jackson W. Robinson
Chairman of the Board

Accepted and Agreed:

/s/MYLES S. ODANIELL Myles S. Odaniell

Date: 12-24-07

Spartech Corporation
Executive Stock Ownership Guidelines
(Adopted December 19, 2007)
The purpose of these Executive Stock Ownership Guidelines is to further align the interests of the executives and divisional officers of Spartech Corporation and its subsidiaries with the interests of the Company’s stockholders, by encouraging each covered officer to acquire and retain at least a minimum amount of Company common stock.
The Board is aware that investment in Company common stock carries certain risks, and appreciates that individuals have different personal and financial situations which may make it impractical or inadvisable for them to invest in Company common stock to the degree described in these Guidelines. However, the Board believes that to the extent the Company compensates its executive officers with Company common stock, it is reasonable and appropriate to restrict their disposition of such stock.
Accordingly, the Board adopts the following Executive Stock Ownership Guidelines:

Covered Officers:	These Guidelines cover (a) all executive officers of the Company, and (b) all vice presidents of the company’s principal operating divisions. The Compensation Committee may determine from time to time who are the covered officers.

Minimum Ownership:	In order to be in compliance with these Guidelines, a covered officer must acquire and maintain ownership of Company common stock having an aggregate value at least equal to the specified multiple of the officer’s base salary:

Chief Executive Officer	3.0 x base salary
Executive Vice Presidents	2.0 x base salary
Other Vice Presidents	1.0 x base salary

Compliance shall be determined annually as of December 31, based on the officer’s base salary and share ownership at the close of business on that date. For this purpose, Company common stock shall be valued at the average of the NYSE closing prices on each of the last 20 trading days ending on or before December 31.

Enforcement:	During any period of time that a covered officer’s ownership is below the applicable Guideline, the officer must retain ownership of at least 50% of any net shares of Company common stock acquired by the officer pursuant to the vesting, payout or exercise of any stock-based compensatory award granted after the approval of these Guidelines. For this purpose, “net” means after subtracting any shares sold or surrendered to pay taxes or to pay any required exercise price.

Deemed Ownership:	For purposes of these Guidelines, an officer shall be deemed to own shares:

• Owned directly by the officer or members of the officer’s immediate family, including shares held with a broker in street name; or

• Held in trust by or for the benefit of the officer or members of the officer’s immediate family; or

• Held for the benefit of the officer under an employee benefit or retirement plan.

Securities Counted:	Securities that qualify as common stock for purposes of these Guidelines include:

• Shares of unrestricted common stock; and

• Shares of restricted stock and similar time-vested instruments.

Securities that do not qualify as common stock for purposes of these Guidelines include:

• Stock options or SSARs, whether or not exercisable (nor any shares issuable pursuant to the exercise thereof); and

•    Performance shares or other performance-based awards, or any shares issuable upon the payout of any such award, unless all performance periods have closed and all performance conditions have been satisfied.

Exceptions:	Upon specific application, the Compensation Committee or its Chair may grant exceptions to the Guidelines in cases of serious hardship or upon a satisfactory showing that the applicant has met the Guidelines through acquisitions of common stock since the last valuation date. Such exceptions may be made subject to such conditions and for such periods of time as the Committee or Chair may deem appropriate. Any such exception granted by the Chair may not extend past the next regular meeting of the Committee, at which time the exception shall be subject to confirmation by the full Committee.

Administration:	Compliance with these Guidelines shall be monitored by the Compensation Committee, which shall have the power to interpret its provisions.

Amendment; Repeal:	These Guidelines may be amended or repealed by the Board.